                                                                   EXHIBIT(i)(2)

     [Letterhead of Skadden, Arps, Slate, Meagher & Flom (Illinois)]

                                 July 26, 2000

Van Kampen Trust
1 Parkview Plaza
P.O. Box 5555
Oakbrook Terrace, Illinois  60181-5555

                    Re:  Post-Effective Amendment No. 47 to the
                         Registration Statement on Form N-1A for the
                         Van Kampen Trust
                         (the "Registration Statement")
                         (File Nos. 33-4410 and 811-4629
                         -------------------------------

     We hereby consent to the reference to our firm under the heading "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                        Very truly yours,


                                        /s/ Skadden, Arps, Slate,
                                            Meagher & Flom (Illinois)